SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  June 2, 1997

                      BALCOR EQUITY PENSION INVESTORS-III
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14348
-----------------------------------     -----------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3354308
-----------------------------------     -----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Erindale Centre

In 1986, the Partnership acquired the Erindale Centre shopping center, Colorado Springs, Colorado, utilizing approximately $17,340,000 of offering proceeds.

On June 2, 1997, the Partnership contracted to sell the property for a sale price of $8,250,000 to an unaffiliated party, G/B Investments, Inc., a Colorado corporation. The purchaser is obligated to deposit $200,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing. The closing of the sale is scheduled to occur on July 1, 1997. From the proceeds of the sale, the Partnership will pay $206,250 as a brokerage commission to an affiliate of the third party providing property management services for the property. The Partnership will receive the remaining proceeds of approximately $8,044,000, less closing costs.

Affiliates of the Partnership sold three other properties to affiliates of the purchaser during 1996.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (i) Agreement of Sale and attachment thereto relating to the sale of Erindale Centre, Colorado Springs, Colorado.

               (ii) First Amendment to Agreement of Sale relating to the sale of Erindale Centre, Colorado Springs, Colorado.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR EQUITY PENSION INVESTORS-III
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Equity Partners-III, an Illinois
                              general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              -----------------------------------------
                                   Jerry M. Ogle, Managing Director
                                   and General Counsel

Dated:  June 16, 1997
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